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                                                          EXHIBIT NO. 11

                                              Falcon Products, Inc. and Subsidiaries
                                              --------------------------------------

                                                COMPUTATION OF EARNINGS PER SHARE
                                                           (Unaudited)

                                                      Thirteen Weeks Ended                 Twenty-Six Weeks Ended
                                                   ---------------------------           ---------------------------

                                                    April 27,        April 29,            April 27,        April 29,
Primary Earnings Per Share:                           1996             1995                 1996             1995
- ---------------------------                        ----------       ----------           ----------       ----------

Net earnings                                       $2,126,986       $1,742,600           $3,749,980       $3,021,337
                                                   ==========       ==========           ==========       ==========


Average number of common shares
  outstanding                                       9,597,466        9,483,142            9,560,065        9,461,313

Assumed exercise of options
  (treasury stock method)                             237,120          233,200              216,308          220,348
                                                   ----------       ----------           ----------       ----------

     Shares for primary
       computation                                  9,834,586        9,716,342            9,776,373        9,681,661
                                                   ==========       ==========           ==========       ==========

Earnings per share                                       $.22             $.18                 $.38             $.31
                                                         ====             ====                 ====             ====




Fully Diluted Earnings Per Share:
- ---------------------------------

Net earnings                                       $2,126,986       $1,742,600           $3,749,980       $3,021,337
                                                   ==========       ==========           ==========       ==========

Average number of common shares
  outstanding                                       9,635,339        9,483,142            9,649,041        9,461,313

Assumed exercise of options
  (treasury stock method)                             267,162          233,200              267,162          220,348
                                                   ----------       ----------           ----------       ----------

     Shares for fully diluted
       computation                                  9,902,501        9,716,342            9,916,203        9,681,661
                                                   ==========       ==========           ==========       ==========

Fully diluted earnings per share                         $.22             $.18                 $.38             $.31
                                                         ====             ====                 ====             ====

NOTE: Share data has been adjusted to reflect the effects of the December 13,
      1995, 10% stock   dividend.

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